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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 7, 1997


                               IMPSAT Corporation
                                 IMPSAT S.A.
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           (Exact name of registrants as specified in their charters)


        Delaware                                       52-1910372
        Argentina                  333-12977            Not Applicable
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(State or other jurisdiction      (Commission        (I.R.S. employer
       of incorporation)          file number)       identification no.)


                           Alferez Pareja 256 (1107)
                            Buenos Aires, Argentina
                                 (541) 362-4240
                           ------------------------
         (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)




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         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets

     On June 20, 1997, IMPSAT Corporation (the "Corporation") acquired an additional 2,229 shares, or 43.5%, of the common stock of its subsidiary, IMPSAT S.A. ("IMPSAT Argentina") an entity under common control. As a result of such acquisition, the Corporation has increased its ownership percentage in the common stock of IMPSAT Argentina from 51.0% to 94.5%. The shares of IMPSAT Argentina's common stock were acquired from the Corporation's two shareholders, Nevasa Holdings Ltd. ("Nevasa") and STET International Netherlands NV ("STET"), in consideration for the issuance to Nevasa and STET of 17,281,500 and 5,760,500 shares of common stock of the Corporation, respectively. The ownership interests of Nevasa and STET in the Corporation did not change as a result of the exchange of shares of IMPSAT Argentina for the Corporation. The Corporation's net loss on a pro forma basis would have been $7,169,000 and $1,470,000, respectively, for the year ended December 31, 1996 and the three months ended March 31, 1997 had the acquisition occurred at the beginning of each such period.


Item 5.  Other Events

     On June 18, 1997, IMPSAT Argentina entered into a two-year contract extension with Banco de la Nacion Argentina ("BNA"), its largest customer as of December 31, 1996. The contract extension, which is retroactive to March 2, 1997, covers private network telecommunications services for BNA at each of BNA's 527 branches. Pursuant to the contract extension the amount of services provided have been reduced through the deletion of voice and dial back-up services, which the Corporation estimates will result in the reduction of services to BNA of approximately 40%. The contract extension includes a reduction in the price of the services provided to BNA by IMPSAT Argentina of approximately 61.7% from the prices charged with respect to the existing contract between BNA and IMPSAT Argentina. The contract extension is expected to result in a decrease in annual service revenues from BNA of $8.3 million.


Item 7.  Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired: Financial Statements with respect to IMPSAT Argentina for the





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years ended November 30, 1994, 1995 and 1996 and for the quarterly periods ended February 29, 1996 and February 28, 1997 have been previously filed with the Commission as part of the Registrants' Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, Commission File Number 333-12977.

    (b)  Pro Forma Financial Information:  See Item 2 above.

    (c)  Exhibits:  None.



                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized, in the City of Buenos Aires in the Republic of Argentina, in the capacities and on the dates indicated.

                                            IMPSAT Corporation





                                            By: /s/ Guillermo Jofre
                                                -----------------------------
                                               Guillermo Jofre
                                               Chief Financial Officer

                                            Date: July 7, 1997


                                            IMPSAT S.A.





                                            By: /s/ Jose Torres
                                                -----------------------------
                                                Jose Torres
                                                Director and
                                                Chief Accounting Officer

                                            Date: July 7, 1997





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